Exhibit 2.2

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF

DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT

COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

“LOGICMARK, INC.”, A DELAWARE CORPORATION,

WITH AND INTO “LOGICMARK, INC.” UNDER THE NAME OF

“LOGICMARK, INC.”, A CORPORATION ORGANIZED AND EXISTING UNDER

THE LAWS OF THE STATE OF NEVADA, AS RECEIVED AND FILED IN THIS

OFFICE ON THE FIRST DAY OF JUNE, A.D. 2023, AT 6:19 O’CLOCK P.M.

5106921 8100M SR# 20232637073	Authentication: 203467231 Date: 06-01-23

You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF OWNERSHIP AND MERGER

OF

LOGICMARK, INC.

a Delaware corporation

WITH AND INTO

LOGICMARK, INC.

a Nevada corporation

Pursuant to Title 8, Section 253 of the General Corporation Law of the State of Delaware (the “DGCL”), LogicMark, Inc., a Delaware corporation (the “Corporation”), does hereby certify to the following information relating to the merger (the “Merger”) of the Corporation with and into LogicMark, Inc., a Nevada corporation (the “Subsidiary”), with the Subsidiary remaining as the surviving corporation immediately following the Merger (the “Surviving Corporation”):

FIRST:	The Corporation owns 100% of the outstanding shares of capital stock of the Subsidiary.

SECOND:	The board of directors of the Corporation, by resolutions duly adopted by unanimous written consent on December 22, 2022 and as set forth in Exhibit A attached hereto, determined to merge the Corporation with and into the Subsidiary pursuant to Section 253 of the DGCL. The Merger was approved by the stockholders of the Corporation on March 7, 2023 by the affirmative vote of a majority of the outstanding shares of common stock of the Corporation and preferred stock of the Corporation, in the aggregate, entitled to vote thereon, at a meeting duly called and held after 20 days’ notice of the purpose of the meeting given to each such stockholder at the stockholder’s address as it appears on the records of the Corporation. Such outstanding shares of capital stock of the Corporation consists of shares of (i) common stock, par value $0.0001 per share, of the Corporation (the “Common Stock”), (ii) Series C Non-Convertible Voting Preferred Stock, par value $0.0001 per share, of the Corporation (the “Series C Preferred Stock”) and (iii) Series F Convertible Preferred Stock, par value $0.0001 per share, of the Corporation (the “Series F Preferred Stock”).

THIRD:	The Subsidiary shall be the surviving corporation of the Merger.

FOURTH:	That the articles of incorporation of the Subsidiary, as in effect immediately prior to the Merger, shall be the articles of incorporation of the Surviving Corporation with no amendment thereto immediately following the Merger.

FIFTH:	Upon effectiveness of the Merger, (i) each issued and outstanding share of Common Stock shall automatically and without any further action on the part of the holder thereof be converted into one share of common stock, par value $0.0001 per share, of the Surviving Corporation, (ii) each issued and outstanding share of Series C Preferred Stock shall automatically and without any further action on the part of the holder thereof be converted into one share of Series C Non-Convertible Voting Preferred Stock, par value $0.0001 per share, of the Surviving Corporation, and (iii) each issued and outstanding share of Series F Preferred Stock shall automatically and without any further action on the part of the holder thereof be converted into one share of Series F Convertible Preferred Stock, par value $0.0001 per share, of the Surviving Corporation.

SIXTH:	That this Certificate of Ownership and Merger shall be effective on June 1, 2023.

SEVENTH:	The Surviving Corporation agrees that it may be served with process in this State in any proceeding for enforcement of any obligation of the Surviving Corporation arising from the Merger, including any suit or other proceeding to enforce the right of any stockholders as determined in appraisal proceedings pursuant to the provisions of Section 262 of the DGCL, and irrevocably appoints the Secretary of State of the State of Delaware as agent of the Surviving Corporation to accept services of process in any such suit or other proceeding. The Secretary of State of the State of Delaware shall mail any such process to the Surviving Corporation at 2801 Diode Lane, Louisville, Kentucky 40299.

[Signature Page Follows Immediately.]

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by an authorized officer on the 1st day of June, 2023.

LOGICMARK, INC.,
a Delaware corporation

By:	/s/ Chia-Lin Simmons
	Name:	Chia-Lin Simmons
	Title:	Chief Executive Officer

Exhibit A

Resolutions of the Board of Directors

December 22, 2022

WHEREAS, the board of directors (the “Board”) of LogicMark, Inc., a Delaware corporation (the “Company”), believes it to be in the best interests of the Company and its stockholders to hold a special meeting of stockholders, which will be held at a time and location specified in the proxy statement prepared by the Company in connection with such special meeting, or such other date, time or place as may be later determined by the Board (the “Special Meeting”);

WHEREAS, in preparation for the Special Meeting, the members of the Board were provided, and have reviewed and provided comments to, a draft notice of special meeting for the Special Meeting and a draft preliminary proxy statement for the Special Meeting, substantially in the form attached as Exhibit A hereto (such preliminary proxy statement and the definitive version thereof, the “Special Meeting Proxy”); and

WHEREAS, on June 17, 2022, the Board previously adopted resolutions (the “June Resolutions”), which, among other things, subject to stockholder approval, (i) approved that the Company be reincorporated in the State of Nevada, which reincorporation will be effected through the merger of the Company with and into a newly-formed Nevada corporation, which shall be a wholly-owned subsidiary of the Company (“LGMK-NV”), with LGMK-NV to continue as the surviving company (the “Reincorporation Merger”), pursuant to and subject to the terms and conditions of an Agreement and Plan of Merger to be entered into by and between the Company and LGMK-NV (the “Merger Agreement”), and (ii) approved the forms of organizational documents that would govern the Company’s existence in the State of Nevada upon the consummation of the reincorporation from the State of Delaware to the State of Nevada and which were attached as appendixes C - G in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 30, 2022 (the “NV Organizational Documents”).

NOW, THEREFORE, BE IT:

Reincorporation Merger

RESOLVED, that the June Resolutions with respect to the Reincorporation Merger and NV Organizational Documents are hereby ratified, confirmed, adopted and approved in all respects as of the date hereof, and the Reincorporation Merger be submitted to the stockholders for their approval and adoption at the Special Meeting, with the NV Organizational Documents hereby authorized for inclusion in the Special Meeting Proxy; and be it further

Further Actions

RESOLVED, that the Chief Executive Officer or Chief Financial Officer of the Company, and such persons who they designate (collectively, the “Proper Officers”), are authorized to make, execute, file and deliver any and all consents, certificates, documents, instruments, amendments, papers or writing as may be required in connection with or in furtherance of the foregoing resolutions and to do any and all other acts and incur any cost or expense necessary or desirable to effectuate the foregoing resolutions, the execution and delivery thereof by any such Proper Officers to be deemed conclusive evidence of the approval by the Company of the terms, provisions and conditions thereof; and be it further

RESOLVED, that at the execution by any of the Proper Officers of any document or instrument authorized by these resolutions, or any document or instrument executed in the accomplishment of any action or actions so authorized, such document or instrument is and shall become upon delivery the enforceable and binding act and obligation of the Company, without the necessity of the signature of attestation of any other officer of the Company or the affixing of any corporate seal; and be it further

RESOLVED, that any and all prior acts of any officers, directors, or by any representatives or agents of the Company on behalf of the Company which acts would have been authorized by the foregoing resolutions except that such acts were taken prior to the adoption of such resolutions, be, and the same hereby are, in all respects, ratified, confirmed, approved and adopted on behalf of the Company; and be it further

RESOLVED, that the action taken by this unanimous written consent of the Board shall have the same force and effect as if taken at a meeting of the Board, duly called.

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